Exhibit 10.9

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (“Agreement”) is made and shall be effective as of the 24th day of March, 2014 (the “Effective Date”), by and between Capricor, Inc., a Delaware corporation with its offices at 8840 Wilshire Blvd., 2nd Floor, Beverly Hills, California 90211 (“Capricor”) and Frank Litvack, MD, whose address is c/o 8550 Wilshire Blvd., Ste. 840, Los Angeles, California 90010 (“Consultant”).

RECITALS

A. Capricor is engaged in research and development of stem-cell therapies for the treatment of cardiovascular disease.

B. Consultant is a medical practitioner and businessman experienced in the development, operation and financing of medtech and biotech companies in the healthcare industry.

C. Consultant has been providing consulting services and advice to Capricor since 2010 and the parties are desirous of memorializing the terms of Consultant’s continuing consulting relationship with Capricor.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement and intending to be legally bound hereby, the parties mutually agree as follows:

1. Engagement of Consultant.

1.1 Engagement. Capricor hereby agrees to continue the engagement of Consultant, and Consultant hereby agrees to accept such continuing engagement with Capricor, to serve as an advisor and consultant to the management of Capricor and its parent, Capricor Therapeutics, Inc., (“CAPR”) and to provide such other consultation and advice as may be requested from time to time (collectively the “Services”). In such capacity, Consultant shall use his best efforts and abilities in the performance of the Services hereunder. Capricor may, from time to time, contract with the Consultant for other services and other specific projects as may be agreed to by the parties.

1.2 Services Non-Exclusive. During the continuance of this Agreement, it shall not be a violation of this Agreement for Consultant to engage in other ventures or activities, whether existing now or in the future, including, but not limited to, rendering services of a business, commercial, or professional nature to any other person or organization, whether for compensation or otherwise, as long as such duties or pursuits do not materially interfere with the services required to be performed by Consultant hereunder. If Consultant is engaged or desires to engage in other ventures or activities in the same or similar business in which Capricor is engaged, Consultant shall disclose in writing to Capricor the nature and scope of such other business ventures or activities. Capricor may terminate this Agreement if Capricor believes that Consultant’s participation in such venture or activity would pose an actual or potential conflict of interest or would be materially detrimental to the business interests of Capricor. Consultant shall disclose on Exhibit A, attached hereto, the names of each person or entity for whom Consultant provides services which may present an actual or potential conflict of interest with Capricor. Such Exhibit A shall be updated regularly by Consultant.

1

Exhibit 10.9

2. Relationship of the Parties. Consultant is an independent contractor and is not an agent, partner, joint venturer or employee of Capricor. No provision of this Agreement shall be deemed to create or imply any contract of employment between Capricor and Consultant. In his capacity as a consultant, Consultant shall have no authority to bind Capricor in any manner or create any liability for Capricor unless authorized by the Board of Directors or Capricor’s Chief Executive Officer. Consultant shall not be treated as an employee for purposes of the Federal Insurance Contributions Act, the Social Security Act, the Federal Unemployment Act, income tax withholding and applicable state laws, including, without limitation, those pertaining to workers’ compensation, unemployment compensation and state income tax withholding. Consultant acknowledges that he shall not be eligible for any pension, vacation, sick pay or other benefits that Capricor may provide to its employees. Consultant is responsible for the payment of all required taxes, whether federal, state or local in nature, including, but not limited to, income taxes, Social Security taxes, Federal Unemployment Compensation taxes, and any other fees, charges, licenses or other payments required by law relating to Consultant’s engagement by Capricor hereunder. Consultant shall indemnify Capricor and hold it harmless from and against all claims, demands, losses, costs, liabilities, judgments, and attorneys’ fees that Capricor may incur that arise out of or relate to any failure of Consultant to pay such taxes and/or contributions.

3. Remuneration. As compensation for the Services rendered hereunder, Capricor will pay Consultant at the rate of ten thousand dollars ($10,000) per month for the Services. Payments will be made on a monthly basis. Consultant shall report as income all compensation received by him hereunder.

4. Expenses. Consultant will be reimbursed for such reasonable expenses for travel and lodging, necessary and actually incurred in the performance of the Services, including, without limitation, costs actually incurred for any meeting that Capricor requests Consultant to attend; provided, however, that in order to qualify for reimbursement, all such expenses must be approved in advance in writing by Capricor. Consultant agrees to supply Capricor with receipts and such other supporting documentation requested by Capricor for all expenses submitted for reimbursement. Payment for such expenses shall be made within the next check cycle, but not more than thirty (30) days after receipt of supporting documentation.

5. Confidential Information.

5.1 Consultant has executed a Nondisclosure Agreement with Capricor dated January 30, 2013, a copy of which is attached hereto as Exhibit B (the "NDA"). The terms and conditions of the NDA shall be incorporated herein by reference and shall be deemed a part of this Agreement, applicable hereto and applicable to any confidential information received from CAPR as well.

5.2 All Confidential Information shall be the sole property of Capricor, its affiliates and its assigns, and Capricor, its affiliates and its assigns, as applicable, shall be the sole owner of all patents and other intellectual property rights in connection therewith. Consultant shall and does hereby assign to Capricor any rights Consultant may have or may acquire in such Confidential Information.

5.3 Except to the extent reasonably necessary to perform the Services on behalf of Capricor, Consultant agrees to maintain in strictest confidence and not to disclose or use, either during or at any time after the termination of this Agreement, any Confidential Information belonging to Capricor, its affiliates or assigns, whether or not in written form, without first obtaining the written permission of Capricor.

2

Exhibit 10.9

5.4 Consultant recognizes that Capricor has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on Capricor’s part to maintain the confidentiality of such information and, in some cases, to use it only for certain limited purposes. Consultant agrees that it owes Capricor and such third parties, both during the term of this Agreement and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation (except in a manner that is consistent with Capricor’s agreement with such third party) or use it for the benefit of any person or entity other than Capricor or such third party (consistent with Capricor’s agreement with such third party).

5.5 Upon the termination of this Agreement, Consultant will deliver to Capricor (and will not keep in Consultant’s possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, computer disks other documents, materials or property, together with all copies thereof (in whatever medium recorded) belonging to Capricor, its affiliates, licensors, successors or assigns.

5.6 Unless the prior written consent of Capricor has been obtained, Consultant shall not discuss or mention in scientific publications, medical literature, abstracts or verbal presentations any information regarding Capricor, including, without limitation, any information related to Capricor’s business, products, processes, data, plans, strategies or Confidential Information, unless such information is in the public domain not by reason of a breach of any confidentiality obligation owed to Capricor.

6. Property Rights of the Parties

6.1 As used in this Agreement, the term “Inventions” shall refer to any new or useful art, discovery, development, contribution, finding or improvement whether or not patentable, and all related know-how. Inventions include, but are not limited to, all trade secrets, designs, discoveries, formulae, processes, methods, manufacturing techniques, computer software, improvements, and ideas.

6.2 Consultant will promptly disclose, and hereby assigns, to Capricor, all right, title and interest worldwide of Consultant in and to all Inventions, which have been or shall be made, conceived, learned, or reduced to practice or writing by Consultant, either alone or with others in connection with or related to Capricor’s products and processes during the continuance of this Agreement or after the termination hereof. Consultant acknowledges that all original works of authorship which are made by Consultant (solely or jointly with others) in the performance of the Services and which are protected by copyrights are “works made for hire,” as that term is defined in the United States Copyright Act (17 U.S.C., Section 101).

6.3 Consultant will, both during and after termination of this Agreement, assist Capricor, at Capricor’s expense, in every proper manner to obtain for Capricor and to maintain and enforce, in any and all countries, patents and copyrights on all of Capricor’s Inventions assigned by Consultant to Capricor, and for such purpose Consultant shall sign all documents related to such of Capricor's Inventions as Capricor may reasonably request. In the event that Capricor is unable for any reason whatsoever to secure Consultant’s signature to any lawful and necessary document required to apply for or execute any copyright or patent application with respect to any Capricor Invention requiring an assignment by Consultant hereunder, Consultant hereby irrevocably designates and appoints Capricor and its duly authorized officers and agents as its agents and attorneys-in-fact to act for and in its behalf and instead of Consultant, to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights or other rights thereon with the same legal force and effect as if executed by Consultant.

3

Exhibit 10.9

7. Termination.

7.1 Term/Termination. Subject to earlier termination as provided herein, this Agreement shall commence on the Effective Date and shall continue in force until terminated by one of the parties hereto. Consultant shall have the right to terminate this Agreement at any time after giving Capricor at least seven (7) days’ prior written notice with or without cause; (b) Capricor shall have the right to terminate this Agreement upon thirty (30) days’ written notice to Consultant with or without cause; and (c) Capricor shall have the right to immediately terminate this Agreement upon notice to Consultant upon the occurrence of any Termination Event (as defined below).

7.2 For purposes of this Agreement, the term “Termination Event” shall mean the occurrence of any of the following:

(a)	The commission of an act of fraud or dishonesty by Consultant;

(b)	The unauthorized use or disclosure of Confidential Information by Consultant;

(c)	The willful or habitual neglect by Consultant in the performance of the Services;

(d)	Consultant is convicted of a felony or other crime involving moral turpitude; and

(e)	Any other conduct by Consultant which is injurious to the business or reputation of Capricor.

8. Assignability. This Agreement is personal between Consultant and Capricor. Consultant shall not assign Consultant’s rights or delegate his duties under this Agreement, in whole or in part, without the prior written consent of Capricor, which consent can be withheld at Capricor’s sole discretion. Capricor shall have the right to assign its rights and delegate its duties under this Agreement in whole or in part to a successor to Capricor without the consent of Consultant.

9. Compliance with Business Ethics and Laws

9.1 Ethical Conduct. It is the policy of Capricor to conduct its business at all times in accordance with the highest standards of corporate, business and medical ethics. Consultant agrees to comply with those standards in all matters relating to the Services and all other performance under or pursuant to this Agreement.

9.2 Compliance with Laws. Consultant shall comply with all applicable laws affecting this Agreement and his performance hereunder and, without limiting the generality of the foregoing, shall maintain all licenses which may be required under local law in order to enable him lawfully to perform his obligations under this Agreement.

9.3 Anti-bribery and Anti-Corruption Cause. Consultant confirms that he has not given or promised to give, will not give or promise to give any payment or anything of value, directly or indirectly, to any government, public institution, public international organization or public official in connection with this Agreement for the purpose of obtaining or retaining business or any other improper advantage. Consultant represents that no payment made under this Agreement is intended to influence any government, public institution, public international organization or public official with regard to the sale of Capricor’s products or the conduct of its trials. Each party represents that no payment made to the other pursuant to this Agreement proceeds of any illegal activity.

4

Exhibit 10.9

9.4 Materiality. Non-compliance by Consultant with the provisions of this Section 9 shall constitute a material breach of this Agreement and shall constitute grounds for its termination in accordance with Section 7.2 hereof.

10. General Provisions.

10.1 Notices. Any notices to be given by either party to the other may be effected either by personal delivery in writing, by facsimile or electronic transmission, courier or by mail, registered or certified, postage prepaid. Mailed notices shall be addressed to the parties at the addresses appearing in the introductory paragraph of this Agreement, but each party may change its address by written notice in accordance with this section. Notices personally delivered, sent by courier or sent by facsimile or electronic transmission shall be deemed communicated as of the date of actual receipt; mailed notices shall be deemed communicated two (2) days after the date on which they are mailed.

10.2 Agreement Binding. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, representatives, successors and permissible assigns.

10.3 Severability. If any covenant, condition or other provision contained in this Agreement is held to be invalid, void or unenforceable by any court of competent jurisdiction, the same shall be deemed severable from the remainder of this Agreement and shall in no way affect, impair or invalidate any other covenant, condition or other provision contained herein. If such condition, covenant or other provision shall be deemed invalid due to its scope or breadth, such covenant, condition or other provision shall be deemed valid to the extent of the scope or breadth permitted by law.

10.4 Interpretation of Agreement. No provision of this Agreement is to be interpreted for or against either party because that party or that party’s legal representative drafted such provision.

10.5 Entire Agreement. This Agreement and the NDA set forth the entire agreement and understanding of the parties relating to Consultant’s consulting relationship with Capricor. No representation, promise or inducement has been made by either party that is not embodied in this Agreement and the NDA, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth. Except as set forth herein, all prior negotiations, representations and agreements are waived, merged herein and superseded hereby. Notwithstanding the foregoing, nothing in this Agreement is intended to supersede, waive or nullify any agreement previously entered into between Capricor and Consultant, including, without limitation, Stock Option Agreements, which shall remain in full force and effect.

10.6 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California. The state and federal courts of the State of California in Los Angeles County shall have exclusive jurisdiction to determine any controversies arising in connection with this Agreement or the relationship of the parties.

5

Exhibit 10.9

10.7 Modifications. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties.

10.8 Waiver. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the party’s right at a later time to enforce the same.

10.9 Survival. Notwithstanding any provision of this Agreement to the contrary, the provisions of Sections 2, 5, 6, and 10 (and each of their subsections) shall survive the expiration or termination of this Agreement as necessary to give full effect to all of the provisions contained herein.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date(s) set forth below.

CAPRICOR, INC.		CONSULTANT

By:	/s/ Linda Marban	/s/ Frank Litvack
Linda Marbán, Chief Executive Officer		Frank Litvack, MD.

Date:___March 24, 2014		Date: March 21, 2014

6

Exhibit 10.9

EXHIBIT A

CONSULTANT’S DISCLOSURE OF OTHER

ACTIVITIES AND OWNERSHIP INTERESTS

POSING ACTUAL AND POTENTIAL CONFLICTS OF INTEREST

1. ___________________________________________________________________________

2. ____________________________________________________________________________

3. ____________________________________________________________________________

4. ____________________________________________________________________________

5. ____________________________________________________________________________

7

EXHIBIT B

NONDISCLOSURE AGREEMENT

8